UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 28, 2005

HARTVILLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-82786	94-3360099

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3840 Greentree Ave., SW, Canton, OH		44706

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (330) 484-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240,14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240,13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF PRINCIPAL OFFICERS

Effective April 27, 2005, the Registrant accepted the resignation of its Chairman of the Board of Directors, Chief Executive Officer, and President, W. Russell Smith III, and its Chief Financial Officer, Joshua Feldman. Mr. Smith will remain as a Director of the Registrant. The Registrant also announced that it had appointed Dennis C. Rushovich as the Company’s Chief Executive Officer and President and appointed Roger A. Kimmel, Jr., a member of the Board of Directors, to serve as Chairman of the Board of Directors of the Registrant.

Mr. Rushovich has not entered into any employment agreement with the Registrant. His compensation package has not been finalized.

SECTION 7 REGULATION F(d)

ITEM 7.01.

On April 28, 2005, the Registrant issued a press release announcing:

1.	The resignation of W. Russell Smith III as President and Chief Executive Officer and Director of the Registrant.;

2.	The resignation of Joshua Feldman as Chief Financial Officer;

3.	The election of Dennis C. Rushovich as the President and Chief Executive Officer of the Registrant; and

4.	The election of Roger A. Kimmel, Jr. as the Chairman of the Board of the Directors of the Registrant.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

On April 28, 2005, the Registrant issued a press release on its year end results of operations, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

SECTION 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are incorporated by reference as part of this Report:

Exhibit	Description of Exhibit
99.1	Press Release dated April 28, 2005

99.2	Earnings Press Release dated April 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of April, 2005.

HARTVILLE GROUP, INC.

By: /s/ Dennis C. Rushovich

Dennis C. Rushovich
President